REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Investors of Large-Cap
Value Portfolio:
In planning and performing our audit of the
financial statements of Large-Cap Value
Portfolio (the "Portfolio") as of and for the year
ended December 31, 2007, in accordance with
the standards of the Public Company
Accounting Oversight Board (United States),
we considered the Portfolio's internal control
over financial reporting, including controls over
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the requirements
of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the
Portfolio's internal control over financial
reporting.  Accordingly, we express no such
opinion.
The management of the Portfolio is responsible
for establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of controls.
A portfolio's internal control over financial
reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with generally accepted accounting
principles.  A portfolio's internal control over
financial reporting includes those policies and
procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately
and fairly reflect the transactions and
dispositions of the assets of the portfolio; (2)
provide reasonable assurance that transactions
are recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of
the portfolio are being made only in accordance
with authorizations of management and trustees
of the portfolio; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a portfolio's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements.  Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may
become inadequate because of changes in
conditions or that the degree of compliance with
the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of the
portfolio's annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Portfolio's internal
control over financial reporting was for the
limited purpose described in the first paragraph
and would not necessarily disclose all
deficiencies in internal control that might be
material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States).  However,
we noted no deficiencies in the Portfolio's
internal control over financial reporting and its
operation, including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of December
31, 2007.
This report is intended solely for the information
and use of management and the Trustees of
Large-Cap Value Portfolio and the Securities
and Exchange Commission and is not intended
to be and should not be used by anyone other
than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 15, 2008